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                                 EXHIBIT 10.29.


SECOND SUPPLEMENTAL INDENTURE

         SECOND SUPPLEMENT TO INDENTURE, dated as of October 14, 1994 between ICN Pharmaceuticals, Inc. (the "Company"), ICN Merger Corp., a Delaware corporation and a wholly-owned subsidiary of SPI Pharmaceuticals, Inc. ("New ICN"), and J. Henry Schroder Bank and Trust Company now known as IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), under the Indenture hereinafter mentioned.

RECITALS OF THE COMPANY

         The Company has executed and delivered an indenture (the "Indenture"), dated as of July 15, 1986, between the Company and the Trustee pursuant to which the Company issued $115,000,000 aggregate principal amount of 12-7/8% Sinking Fund Debentures due July 15, 1998 (the "Securities").

         On the date hereof, the principal amount of $70,697,000 remains outstanding.

         In accordance with Article 5 of the Indenture and pursuant to resolutions of the Board of Directors of the Company and New ICN, the Company and New ICN desire to evidence the merger (the "Merger") of the Company and certain of its affiliates with and into New ICN, pursuant to which New ICN shall be the surviving corporation, and New ICN's assumption of the Company's obligations under the Indenture. Upon the effectiveness of the Merger, New ICN will change its name to ICN Pharmaceuticals, Inc.

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH, that, for and in consideration of the premises and in order to comply with Article 5 of the Indenture, the Company and New ICN hereby covenant and agree with the Trustee as follows:

         1. Assumption. Upon the effectiveness of this Second Supplemental Indenture and without further action by the parties hereto, New ICN will succeed to the Company under the Indenture and assume all of the Company's obligations under the Securities and the Indenture.

         2. Covenants. Prior to the effectiveness of the Merger, the Company shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel each stating that the Merger and this Supplemental Indenture comply with the Indenture.

         3. Effectiveness. This Second Supplemental Indenture shall be deemed to be effective immediately upon the filing of the Certificate of Merger merging the Company and its affiliates into New ICN with the Secretary of State of the State of Delaware.

         4. Instruments to Be Read Together. This Second Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Second Supplemental Indenture shall henceforth be read together.

         5. Confirmation. The Indenture as amended and supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.

         6. Terms Defined. All terms defined elsewhere in the Indenture have the same meanings herein.

         7. Counterparts. This Second Supplemental Indenture my be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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         8.      Governing Law.  This Second Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date and year first above written.

                                     ICN PHARMACEUTICALS, INC.


                                     By:
                                        -----------------------------------
                                        Name:  John E. Giordani
                                        Title: Executive Vice President and
                                               Chief Financial Officer


                                     ICN MERGER CORP.


                                     By:
                                        -----------------------------------
                                        Name:  John E. Giordani
                                        Title: Director and Vice President


                                     IBJ SCHRODER BANK &
                                     TRUST COMPANY


                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:



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